Exhibit 21

FuelCell Energy, Inc.
Subsidiaries of the Registrant

Entity Name	State / Country of Incorporation
Broad Street Fuel Cell, LLC *	Connecticut
Cedar Creek Fuel Cell, LLC *	New York
Central CA Fuel Cell 1, LLC *	Delaware
Central CT Fuel Cell 1, LLC *	Connecticut
DFC ERG CT, LLC *	Connecticut
Eastern Connecticut Fuel Cell Properties, LLC *	Connecticut
EPCAL Fuel Cell Park, LLC *	New York
Farmingdale Fuel Cell, LLC *	New York
FCE FuelCell Energy Ltd. *	Canada
FCE Korea Ltd. *	South Korea
FuelCell Energy Finance, LLC *	Connecticut
FuelCell Energy Solutions GmbH *	Germany
Groton Fuel Cell 1, LLC *	Connecticut
Montville Fuel Cell Park, LLC *	Connecticut
Riverside Fuel Cell, LLC *	Delaware
Setauket Fuel Cell Park, LLC *	New York
SoCal Fuel Cell 1, LLC *	Delaware
SRJFC, LLC *	Delaware
TRS Fuel Cell LLC *	Connecticut
UCI Fuel Cell, LLC *	Delaware
Versa Power Systems, Inc. *	Delaware
Versa Power Systems Ltd. *	Canada
Waterbury Renewable Energy, LLC *	Delaware
Yaphank Fuel Cell Park, LLC *	New York

* These entities are wholly-owned (direct or indirect) subsidiaries of FuelCell Energy, Inc.